UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2018 (October 15, 2018)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, Glen Moller was appointed as a member of the Board of Directors, or the Board, of DarioHealth Corp., or the Company, by the existing Board, to fill the existing vacancy on the Board as a result of Ori Zanco’s resignation from the Board, with such appointment to take effect immediately.

Mr. Moller has 25-year career leading healthcare and technology businesses, including a background in managed care and in technology enabled health services. Since April 2018, Mr. Moller has been an Operating Partner at Frazier Healthcare Partners. Previously, from 2011 to 2017, he served as the Chief Executive Officer and Director of ArroHealth, Inc. ArroHealth’s services included population health analytics, mass medical data aggregation, and human- and computer-assisted medical chart analysis. Prior to ArroHealth, from 2010 to 2011, Mr. Moller served as the interim Chief Executive Officer of Centene Corporation. From 2008 to 2010, he served as the President of Fidelis SecureCare, a growth equity-backed Medicare Institutional Special Needs Plan providing a holistic care experience and insurance plan for nursing home-eligible enrollees with multiple chronic conditions. Prior to Fidelis, he served as Chief Operations Officer of the Express Scripts Insurance Company, where he launched and grew the company’s Medicare program, including its national prescription drug plan, now a multi-billion-dollar business and the largest in the U.S. Earlier in his career, Mr. Moller held the position of Chief Marketing Officer at consumer-directed pioneer, HealthMarkets Inc., and at regional operating units of Oxford Health Plans, where he started his career. Mr. Moller is a board member of 340(b) Technologies. Mr. Moller has a B.A. in Economics and English from Boston College and M.B.A. from Harvard Business School.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Moller and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Moller has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On October 15, 2018, Mr. Zanco voluntarily resigned from his position as a member of the Board. Mr. Zanco did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 15, 2018, Rami Yehudiha voluntarily resigned from his position as a member of the Board. Mr. Yehudiha did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2018	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary